Jeffrey mBulloa,secmtary astate AUTHEN TION: 0404163 DATE: 05-02-13 Delaware PAGE I The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENENENT OF "MOLINA HEALTHCARE, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF MAY, A.D. 2013, AT 7:07 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 3551135 8100 ,. ?-2e.„6 g 130520630 AtAwS'z'& You may verify this certificate online --- at corp. delaware . gov/authver . shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:19 PM 05/02/2013 FILED 07:07 PM 05/02/2013 SRV 130520630 - 3551135 FILE CERTIFICATE OF A MENDMENT TO THE CERTIFICATE OF INCORPORATION OF MOLINA HEALTHCARE, INC. Molina lIealthcare, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTEFY as follows: I. The Corporation hereby amends and restates Article IV, Section A of its Certificate of Incorporation (the "Certificate of Incorporation") to read in its entirety as follows: "A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 170,000,000, consisting of (a) 150,000,000 shares of Common Stock, par Value 50.001 per share ("Common Stock"), and (b) 20,000,000 shares of Preferred Stock, par value 50.001 per share ("Preferred Stock")." 2. The foregoing amendment of the Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware. 3. The foregoing amendment of the Certificate of Incorporation has been duly approved by the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. 4. The foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its Chief Executive Officer on this 2nd day of May, 2013. Molina Healthcare, Inc. Vt 44.rec.A..32._ Joseph M. Molina, M.D. Chief Executive Officer {00045967;1)